Exhibit 10.1

September 24, 2008

Mr. Faheem Hasnain

[**]

[**]

Dear Faheem:

On behalf of PDL BioPharma, Inc. (“PDL” or “we”), I am pleased to extend to you an employment offer for the position of President and Chief Executive Officer, reporting to our Board of Directors (the “Board”).  Also, you will be appointed to the Board effective as of the date you become President and Chief Executive Officer.  Your employment with PDL will begin on October 1, 2008 (the “Employment Date”).

As we have discussed, PDL is undertaking to spin off of its biotechnology operations into a separate publicly traded company, currently named Facet Biotech Corporation (“Facet”).  You and PDL agree that, subject to and in connection with the spin off of Facet, PDL shall cause Facet to offer to employ you as its President and Chief Executive Officer on the terms and conditions set forth in the form of offer letter attached hereto as Exhibit A (the “Facet Offer Letter”) and you agree to accept such offer of employment with Facet on such terms and conditions.  You and PDL further agree that PDL will terminate your employment with PDL upon your commencement of employment with Facet, and you will resign from PDL’s Board upon or after the spin-off at the request of PDL’s Board.  We intend to appoint you to the Board of Directors of Facet at or prior to the time of the spin-off.  While we plan to complete the spin-off transaction by the end of 2008, it is possible for various reasons that the spin-off may not occur by that time or at all.  If PDL does not complete the spin-off transaction for any reason, you will remain President and Chief Executive Officer of PDL and a member of the PDL Board.

You agree that you will devote your full business time and efforts to PDL.  You agree that you will not engage in any other business or serve in any position with or as a consultant or adviser to any other corporation or entity (including as a member of  such corporation’s or entity’s board of directors or other governing or advising body), without the prior written consent of the Board.  Notwithstanding the foregoing, but only for so long as such activities in the aggregate do not materially interfere with your duties hereunder or create a business or fiduciary conflict, you will not be prohibited from (i) participating in charitable, civic, educational, professional, community or industry affairs (including membership on boards of directors), (ii) managing your passive personal investments, and (iii) continuing your service in the positions that you held as of the date of this offer letter, which positions you have disclosed to the Board, provided that any such service obligation is not materially increased beyond what you have disclosed to us.

Your monthly base salary for this position (as in effect from time to time, “Base Salary”) will be $45,833.33 ($550,000/annually), less applicable taxes and withholdings, and will be payable in accordance PDL’s payroll procedures.  Your Base Salary shall be reviewed each year but will not be subject to decrease unless such decrease is part of an overall reduction effected for executive officers of PDL.  Your annual target bonus will be set at 75% of your annual Base Salary.  Your bonus with respect to 2008 service will be prorated from the Employment Date and based on your contribution to PDL’s achievement of its 2008 goals and objectives during 2008 and your individual performance during this period as determined by the Board or the Compensation Committee of the Board.  Your annual bonus payout and the applicable performance goals for subsequent years will be determined annually by the Board or the Compensation Committee.

In lieu of your participation in the PDL relocation policy applicable to your position with PDL (except as provided in the next sentence), beginning on the Employment Date and ending on the earlier of the date of your termination of employment with PDL or the second anniversary of the Employment Date, PDL will pay to you a monthly housing allowance of $6,000.00.  In addition, PDL will reimburse you for reasonable moving expenses from your current residence in San Diego, California to the San Francisco Bay area in accordance with PDL’s relocation policy applicable to your position with PDL.  PDL will reimburse you for actual and reasonable attorney fees incurred by you in connection with your negotiation of this agreement in an amount not to exceed $7,500.  Any reimbursement of expenses or in-kind benefit you are entitled to receive pursuant to this paragraph shall be subject to the following: (i) such reimbursements shall be paid no later than the last day of your taxable year following the taxable year in which the expense was incurred, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits to be provided, during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

We also offer to our employees other incentive programs and a benefits package, including a comprehensive medical policy and dental plan, as well as life insurance coverage, in which you will be eligible to participate in accordance with company guidelines.

The Compensation Committee of the Board will grant to you, effective on the Employment Date, (i) an option (the “Option”) to purchase 650,000 shares of common stock of PDL under PDL’s 1999 Stock Option Plan, with an exercise price per share

2

equal to the fair market value of a share of our common stock on the grant date, and (ii) a restricted stock award (the “Restricted Stock Award”) for 125,000 shares of common stock of PDL under PDL’s 2005 Equity Incentive Plan.  The Option and Restricted Stock Award will be subject to your execution of a Notice of Grant of Stock Option and Notice of Grant of Restricted Stock Award in the forms attached hereto, respectively, and the terms and conditions of the applicable plan and award agreement and the Retention and Severance Plan for Chief Executive Officer attached hereto as Exhibit B (the “Severance Plan”).  Subject to your continued employment with PDL, the Option will vest over four years, with one-fourth of the shares vesting one year after grant and the remainder vesting in equal monthly increments over the remaining three years, and the Restricted Stock Award will vest with respect to one-fourth of the shares annually following grant.  You acknowledge that at the time of the termination of your employment with PDL, including in connection with the spin-off of Facet, (i) the unvested portion of the Option will terminate immediately, (ii) the vested portion of the Option will remain exercisable for three months after such employment termination (or for one year in case your employment is terminated because of death or disability) and thereafter will terminate, and (iii) any unvested portion of the Restricted Stock Award will be immediately forfeited and cancelled.  Provided that you are still employed with PDL and the spin-off has not occurred, beginning with the second year of your employment with PDL you shall be eligible for annual equity awards in an amount commensurate with your title and position at PDL, as determined by the Compensation Committee of the Board in its discretion, taking into account your and PDL’s performance over the preceding year.

Your employment with PDL will not be for a set term, and you will be an at-will employee.  As a PDL employee, you will be free to resign at any time, just as we will be free to terminate your employment at any time, with or without cause.  There will be no express or implied agreements to the contrary.  In the event that your employment with PDL terminates, you will be entitled to receive the applicable benefits provided under the Severance Plan, subject to its terms and conditions.  However, you agree that neither (i) the spin-off of Facet, (ii) the sale, transfer, pledge or other disposition of all or a portion of PDL’s rights to receive antibody humanization royalties or a distribution of the proceeds of such monetization or sale, nor (iii) your termination of employment by PDL at the time you commence employment with Facet pursuant to the Facet Offer Letter will entitle you to any rights or benefits under the Severance Plan.

PDL intends that income provided to you pursuant to this letter agreement will not be subject to taxation under Section 409A of the Internal Revenue Code of 1986, as amended.  The provisions of this letter agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A.

For purposes of federal immigration law, you will be required to provide PDL documentary evidence of your identity and eligibility for employment in the United States.

3

To indicate your acceptance of our offer, please sign and date this letter in the space provided below and return it, along with a signed copy of the enclosed Proprietary Information and Invention Assignment Agreement, to Francis Sarena in the enclosed envelope.  This letter, along with the Proprietary Information and Invention Assignment Agreement, supersedes any prior representations or agreements, whether written or oral, with respect to our offer of employment to you.  This letter may not be modified or amended except by a written agreement, signed by PDL and you.

We are very excited at the prospect of your joining PDL.  This offer will remain open until September 26, 2008, at which time it will expire if not previously accepted,

Sincerely,

PDL BioPharma, Inc.	Accepted by:

/s/ Francis Sarena	/s/ Faheem Hasnain
Francis Sarena	Faheem Hasnain
Vice President, General Counsel
and Secretary	September 24, 2008
Date

4

Exhibit A

Form of Facet Offer Letter for CEO

[Date]

Mr. Faheem Hasnain

[Address]

[City, State Zip]

Dear Faheem:

On behalf of Facet Biotech Corporation (“Facet” or “we”), I am pleased to extend to you an employment offer for the position of President and Chief Executive Officer, reporting to our Board of Directors (the “Board”).  Also, you will be appointed to the Board effective as of the date you become President and Chief Executive Officer.  Your employment with Facet will begin on [                    ] (the “Employment Date”).

You agree that you will devote your full business time and efforts to Facet.  You agree that you will not engage in any other business or serve in any position with or as a consultant or adviser to any other corporation or entity (including as a member of  such corporation’s or entity’s board of directors or other governing or advising body), without the prior written consent of the Board.  Notwithstanding the foregoing, but only for so long as such activities in the aggregate do not materially interfere with your duties hereunder or create a business or fiduciary conflict, you will not be prohibited from (i) participating in charitable, civic, educational, professional, community or industry affairs (including membership on boards of directors), (ii) managing your passive personal investments, and (iii) continuing your service in the positions that you held as of the date of this offer letter, which positions you have disclosed to the Board, provided that any such service obligation is not materially increased beyond what you have disclosed to us.

Your monthly base salary for this position (as in effect from time to time, “Base Salary”) will be $45,833.33 ($550,000/annually), less applicable taxes and withholdings, and will be payable in accordance Facet’s payroll procedures.  Your Base Salary shall be reviewed each year but will not be subject to decrease unless such decrease is part of an overall reduction effected for executive officers of Facet.  Your annual target bonus will be set at 75% of your annual Base Salary.  Your bonus with respect to 2008 service will be prorated based on your start date with PDL BioPharma, Inc. (“PDL”) and based on your contribution to PDL’s and Facet’s achievement of 2008 goals and objectives during 2008 and your individual performance during this period as determined by the by the Board or the Compensation Committee of the Board.  Your annual bonus payout and the applicable performance goals for subsequent years will be determined annually by the Board or the Compensation Committee.

In lieu of your participation in the Facet relocation policy applicable to your position with Facet (except as provided in the next sentence), beginning on the commencement of your employment with Facet and ending on the earlier of the date of your termination of employment with Facet or the second anniversary of the date of your commencement of employment with PDL, Facet will pay to you a monthly housing allowance of $6,000.00 (except to the extent of any such housing allowance pre-paid by PDL).  In addition, Facet will reimburse you for reasonable moving expenses from you current residence in San Diego, California to the San Francisco Bay area in accordance with Facet’s relocation policy applicable to your position with Facet, reduced by the sum of any such moving expenses reimbursed to you by PDL.  Any reimbursement of expenses or in-kind benefit you are entitled to receive pursuant to this paragraph shall be subject to the following: (i) such reimbursements shall be paid no later than the last day of your taxable year following the taxable year in which the expense was incurred, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits to be provided, during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

We also offer to our employees other incentive programs and a benefits package, including a comprehensive medical policy and dental plan, as well as life insurance coverage, in which you will be eligible to participate in accordance with company guidelines.

The Compensation Committee of the Board will grant to you (i) an option (the “Facet Option”) to purchase 300,000 shares of common stock of Facet, reduced pro rata to the extent that you exercise any portion of the option to purchase shares of common stock of PDL granted to you upon the commencement of your employment with PDL, with an exercise price per share equal to the fair market value of a share of our common stock on the grant date, and (ii) a restricted stock award (the “Facet Stock Award”) for 100,000 shares of common stock of Facet, reduced pro rata to the extent that you vest in any of the restricted shares of common stock of PDL granted to you upon the commencement of your employment with PDL.  The Facet Option and Facet Stock Award will be granted under Facet’s 2008 Equity Incentive Plan (the “Equity Plan”) and will be subject to your execution of a Notice of Grant of Stock Option and Notice of Grant of Restricted Stock Award in the forms attached hereto, respectively, and the terms and conditions of the Equity Plan and applicable award agreement and Facet’s Retention and Severance Plan (the “Facet Severance Plan”), subject to your entry into an agreement to participate in the Facet Severance Plan.  Subject to your continued employment with Facet, the Facet Option will vest with respect to one-fourth of the shares one year after the date you started your employment with PDL (the “PDL Start Date”) and the remainder will vest in

36 equal monthly increments commencing with the month following the first anniversary of the PDL Start Date.  Subject to your continued employment with Facet, the Facet Stock Award will vest with respect to one-fourth of the shares annually, with the first such installment vesting on the date one year after the PDL Start Date.  We expect that the Facet Option and the Facet Stock Award will be granted approximately 20 trading days after the spin-off of Facet from PDL.  Beginning with the second year following the commencement of your employment with PDL, you shall be eligible for annual equity awards in an amount commensurate with your title and position at Facet, as determined by the Compensation Committee of the Board in its discretion, taking into account your, PDL’s and Facet’s performance over the preceding year.

Your employment with Facet as President and Chief Executive Officer will not be for a set term, and you will be an at-will employee.  As a Facet employee, you will be free to resign at any time, just as we will be free to terminate your employment at any time, with or without cause.  There will be no express or implied agreements to the contrary.  Facet will designate you a “Participant” in the Facet Severance Plan, subject to your entry into an agreement to participate in such plan.  The Facet Severance Plan will include, with respect to your participation in such plan, a “gross-up” payment provision substantially similar to that set forth in Section 6.1 of the PDL BioPharma, Inc. Retention and Severance Plan for Chief Executive Officer attached as Exhibit B to the offer letter employment agreement between you and PDL, dated September 17, 2008.  In the event that your employment with Facet terminates, you will be entitled to receive the applicable benefits provided under the Facet Severance Plan, subject to its terms and conditions.

Facet intends that income provided to you pursuant to this letter agreement will not be subject to taxation under Section 409A of the Internal Revenue Code of 1986, as amended.  The provisions of this letter agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A.

For purposes of federal immigration law, you will be required to provide Facet documentary evidence of your identity and eligibility for employment in the United States.

[Remainder of Page Intentionally Blank]

To indicate your acceptance of our offer, please sign and date this letter in the space provided below and return it, along with a signed copy of the enclosed Proprietary Information and Invention Assignment Agreement, to                    in the enclosed envelope.  This letter, along with the Proprietary Information and Invention Assignment Agreement, supersedes any prior representations or agreements, whether written or oral, with respect to our offer of employment to you.  This letter may not be modified or amended except by a written agreement, signed by Facet and you.

Sincerely,

Facet Biotech Corporation	Accepted by:

[Exhibit form; do not sign]	[Exhibit form; do not sign]
Faheem Hasnain
Chairperson of the Board
[Exhibit form; do not date]
Date

Exhibit B

Form of Retention and Severance Plan

for Chief Executive Officer